EXHIBIT 10.2

                                 PROMISSORY NOTE


$40,000.00                        Dallas, Texas               October 11, 1996


         FOR VALUE RECEIVED, Preferred/Telecom, Inc., a Delaware corporation promises to pay to the order of Lawrence E. Steinberg, at 5420 LBJ Freeway, Suite 540, LB 56, Dallas, Texas 75240, or at such other address as the holder hereof may designate, the principal sum of Forty Thousand Dollars ($40,000.00), together with interest on the unpaid principal balance from the date hereof until this note is paid in full at a rate of 10% per annum.

         Principal and interest shall be payable in one installment on November 25, 1996.

         All payments received shall be applied first to the payment of accrued interest and then to the payment of principal.

         Maker shall have the right to prepay any and all amounts due hereunder without penalty for the privilege of doing so.

         No payment shall be considered in default unless it is not paid within ten (10) days after delivery of written notice of nonpayment.

         In the event default is made in the payment of this Note, the unpaid balance on this Note shall at once become due and payable, without notice, at the option of the Holder. Failure to exercise this option shall not constitute a waiver of the right to declare the entire principal due and payable at once at any subsequent time.

         If, after default, this Note is placed in the hands of an attorney for collection, or if collected through judicial proceeding, Maker shall pay, in addition to the sums referred to above, a reasonable sum as a collection or attorneys' fee and all other costs incurred by Holder in collection of the unpaid amounts due hereunder.

         This note is secured evidenced by a Security Agreement of even date herewith between maker and payee.

         Each maker, surety, guarantor, endorser or other party liable for the payment of this Note, in whole or in part, hereby expressly waives presentment and demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and nonpayment, bringing of suit and diligence in taking any action to collect sums owing hereon, and agree that this Note, and any payment hereunder, may be extended from time to time without in any way affecting such liability.

PROMISSORY NOTE - Page 1

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                                                     MAKER:

                                                     PREFERRED/TELECOM, INC.


                                                     By:
                                                              G. Ray Miller
                                                              Its:  Chairman



PROMISSORY NOTE - Page 2

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                               SECURITY AGREEMENT


                                                         Date:  October 11, 1996

A.       PARTIES

         1.       Debtor:           Preferred/telecom, Inc.

         2.       Address:          12655 N. Central Expressway, Suite 800
                                    Dallas, Texas  75243

         3.       Secured Party:    Lawrence E. Steinberg

         4.       Address:          5420 LBJ Freeway, Suite 450
                                    Dallas, Texas  75240

  (Information concerning this security interest may be obtained at the office of the secured party shown above.)

B.       AGREEMENT

         Subject to the applicable terms of this security agreement, debtor grants secured party a security interest in the collateral to secure the payment of the obligation.

C.       OBLIGATION

         The following is the obligation secured by this agreement:

         1. Debtor's note to secured party, dated October 11, 1996 in the amount of $40,000, and extension and renewals thereof.

         2. All costs incurred by secured party to obtain, preserve, and enforce this security interest, collect the obligation, and maintain and preserve the collateral, and including (but not limited to) taxes, assessments, insurance premium, repairs, reasonable attorney's fees and legal expenses, rent, storage costs, and expense of sale.

         3. Interest on the above amounts, as agreed between secured party and debtor, or, if no such agreement, at the maximum rate permitted by law.

D.       COLLATERAL

         1. The security is granted in the collateral described on the page, headed "DESCRIPTION OF COLLATERAL," initialed by the parties for identification.

         2. The collateral includes all substitutes and replacements for, accessions, attachments, and other additions to it.

         3.       The collateral will be kept at:   12655 N. Central Expressway,
                                                    Suite 800
                                                    Dallas, Dallas County, Texas

         4. The collateral is classified under (one or more of) the following Uniform Commercial Code categories:

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(  ) Consumer goods (personal, family, household)    (  ) Equipment (farm use)

(  ) Equipment (business use other than farming)     (  ) Farm products

(  ) Account or contract rights                      (  ) Inventory

(  )Fixture attached or to be attached to land described on the page, headed
     "DESCRIPTION OF COLLATERAL"

         5. ( ) If this block is checked, this is a purchase money security interest and debtor will use funds advanced to purchase the collateral, or secured party may disburse funds direct to the seller of the collateral.

         6. If any of the collateral is accounts or contract rights, the location of the office where the records concerning them are kept is:
                  --------------------------------------------------------------

         7. If this security agreement is to be filed as a financing statement, check the appropriate block if
                  (  ) Proceeds                                   (  ) Products

                  are covered for financing statement purposes. Coverage of proceeds for financing statement purposes is not to be construed as giving debtor any additional rights with respect to the collateral, and debtor is not authorized to sell, lease, otherwise transfer, furnish under contracts of service, manufacture, process, or assemble the collateral except in accordance with the provisions on the back of this security agreement.

                           (ADDITIONAL TERMS ON BACK)

SECURED PARTY:                         DEBTOR:


By:                                    By:
        Lawrence E. Steinberg             G. Ray Miller, Chief Executive Officer

ATTEST:  (If corporation)                 ATTEST:  (If corporation)





DEBTOR WARRANTS, COVENANTS AND AGREES:

1. TITLE - Except for the security interest hereby granted, Debtor has, or upon acquisition will have, full fee simple title to Collateral free from any lien, security interest, encumbrance, or claim, and Debtor will, at Debtor's cost and expense defined any action which may affect Secured Party's security interest in or Debtor's title to Collateral.
2. FINANCING STATEMENT - No Financing Statement covering Collateral or any part thereof or any proceeds thereof is on file in any public office and at Secured Party's request Debtor will join in executing all necessary

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         Financing  Statements in forms  satisfactory  to Secured Party and will pay the cost of filing same and will further execute all other necessary instruments deemed by Secured Party to be required and pay the cost of filing same.
3. SALE, LEASE, OR DISPOSITION OF COLLATERAL - Debtor will not, without written consent of Secured Party sell, contract to sell, lease, encumber or dispose of collateral or any interest therein until this Security Agreement and all debts secured thereby have been fully satisfied.
4. INSURANCE - Debtor will insure the Collateral with companies acceptable to Secured Party against such casualties and in such amounts as Secured Party shall require with a standard mortgage clause in favor of Secured Party and Secured Party is hereby authorized to collect sums which may become due under any of said policies and apply same to the obligations hereby secured.
5. PROTECTION OF COLLATERAL - Debtor will keep the Collateral in good order and repair and will not waste or destroy Collateral or any part thereof. Debtor will not use the Collateral in violation of any statute or ordinance and Secured Party will have the right to examine and inspect Collateral at any reason time.
6.       TAXES - Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use and operation.
7. LOCATION AND IDENTIFICATION - Debtor will keep the Collateral separate and identifiable and at the address shown on the front page hereof and will not remove the Collateral from said address without Secured Party's written consent.
8. ADDITIONAL SECURITY INTEREST - Debtor hereby grants to Secured Party a security interest in and to all proceeds, increases, substitutions,
         replacements,   additions,  and  accessions  to  the  Collateral.  This
         provision will not be construed to mean that Debtor is authorized to sell, lease, or dispose of Collateral without Secured Party's consent.
9.       FUTURE  INDEBTEDNESS - The security interest hereby granted secures the
         indebtedness   described  on  the  front  page  hereof  and  all  other
         obligations of Debtor to Secured Party, direct or indirect, absolute or contingent, due or to become due, whether existing or hereafter arising.
10.      Intentionally deleted.
11. REIMBURSEMENT OF EXPENSES - At Secured Party's option, Secured Party may discharge taxes, lien, interest, or perform or cause to be performed for and in behalf of Debtor any actions and conditions, obligations or covenants which Debtor has failed or refused to perform and may pay for the repair, maintenance and preservation of Collateral and all sums so expended, including (but not limited to) attorney's fees, court costs, agent's fees, or commissions, or any other costs or expenses shall bear interest from the date of payment at the rate of 10% per annum and shall be payable at the place designated in the above described note and shall be secured by this Security Agreement.
12. PAYMENT - Debtor will pay the note secured by this Security Agreement or any renewal or extension thereof and any other indebtedness hereby secured in accordance with the terms and provisions thereof and will repay immediately all sums expended by Secured Party in accordance with the terms and provisions of this Security Agreement.
13. CHANGE OF RESIDENCE OR PLACE OF BUSINESS - Debtor will promptly notify Secured Party of any change of Debtor's residence, chief place of business or place where records concerning accounts and contract rights are kept.
14.      ATTORNEY-IN-FACT   -Debtor  hereby  appoints   Secured  Party  Debtor's
         Attorney-in-fact to do any and every act which Debtor is obligated by this Security Agreement to do and to exercise all rights of Debtor in Collateral and to make collections and to execute any and all papers and instruments and to do all other things necessary to preserve and protect Collateral and to protect Secured Party's security interest in said Collateral.
15. TIME WAIVER - Debtor agrees that in performing any act under this Security Agreement and the note secured thereby that time shall be of
         the  essence  and  that  Secured  Party's   acceptance  of  partial  or
         delinquent payments, or failure of Secured Party to exercise any right or remedy shall not be a waiver of any obligation of Debtor or right of Secured Party or constitute a waiver of any other similar default subsequently occurring.
16. DEFAULT - Debtor shall be in default under this Security Agreement upon the happening of any of the following events or conditions:
         a.   Default in the payment or performance of any note obligation, covenant or liability contained or referred to herein after expiration of any cure period provided in the Note.

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         b.   Any  warranty,  representation  or statement  made or furnished to
              Secured Party by or on behalf of Debtor proves to have been false in any material respect when made or furnished.
         c. Any event which results in the acceleration of the maturity of the indebtedness of Debtor or others under any indenture, agreement or undertaking.
         d. Loss, theft, substantial damages, destruction, sale or encumbrance to or of any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon.
         e. Substantial change in any fact warranted or represented in this agreement.
         f.   Intentionally deleted.
         g.   Merger or consolidation of Debtor with another.
         h. Death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the Collateral, assignment for the benefit of creditors or the commencement of any proceeding under any bankruptcy or insolvency law by or against debtor or any guarantor or surety for Debtor.
         i.   Filing any financing statement with regard to the Collateral, other than relating to the security interest.
         j.   Intentionally deleted.
17. REMEDIES - Upon the occurrence of any such event of default, and at any time thereafter Secured Party may declare all obligations secured hereby immediately due and payable and may proceed to enforce payment of the same and exercise any and all of the rights and remedies provided by the Uniform Commercial Code as well as all other rights and remedies possessed by Secured Party. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at any place to be designated by Secured Party which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Debtor shown at the beginning of this Security Agreement at least five (5)
         days before the time of the sale or disposition. Expenses of re-taking, holding, preparing for sale, selling or the like shall include Secured Party's reasonable attorney's fees and legal expenses.
18. MISCELLANEOUS - The rights and privileges of Secured Party shall inure to its successors and assigns. All representations, warranties and agreements of Debtor are joint and several if Debtor is more than one and shall bind Debtor's personal representatives, heirs, successors and assigns. Definitions in the Uniform Commercial Code apply to words and phrases in this Agreement. If Code definitions conflict, Article 9
         definitions  apply.  Debtor  waives  presentment,   demand,  notice  of
         dishonor, protest, and extension of time without notice as to any instruments and chattel paper in the Collateral, if any.

                            DESCRIPTION OF COLLATERAL

NOTE:  The following information must be included:

1. For crops, oil, gas or other minerals to e extracted, timber to be cut, and fixtures (goods to be affixed to real estate), A DESCRIPTION OF THE REAL ESTATE concerned and the name of the record owner.
2. If Debtor's residence is outside of the State: give location of consumer goods, farm products and farm equipment, and, if Collateral includes accounts arising from the sale of farm products, give location of products sold.
3. If this is a purchase money security interest in farm equipment, give purchase price of each item.


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